As filed with the Securities and Exchange Commission on May 9, 2006

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or 12(g) of the

Securities Exchange Act of 1934

T-Equity Capital Corp.

(Exact name of registrant as specified in its charter)

Maryland	20-4371369
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

8 Sound Shore Drive, Suite 255, Greenwich, CT	06830
(Address of principal executive offices)	(Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☐

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☒

Securities Act registration statement file number to which this form relates: 333-132235

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.01 per share

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of the Registrant’s Securities to be Registered

The securities to be registered hereby are shares of common stock of T-Equity Capital Corp. (the “Company”). The description of the shares of common stock contained in the section entitled “Description of Securities” in the Prospectus included in the Company’s Registration Statement on Form N-2 (File No. 333-132235), filed with the Securities and Exchange Commission on March 6, 2006, (as amended from time to time, the “Registration Statement”), is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2. Exhibits

The following exhibits to this Registration Statement have been filed as exhibits to the Company’s Registration Statement on Form N-2 (File No. 333-132235) and are hereby incorporated herein by reference:

*3.1	Amended and Restated Articles of Incorporation (Incorporated by reference to Exhibit No. (a) of the Company’s Registration Statement on Form N-2 (Registration No. 333-132235)).

*3.2	By-Laws (Incorporated by reference to Exhibit No. (b) of the Company’s Registration Statement on Form N-2 (Registration No. 333-132235)).

*4.1	Specimen Common Stock Certificate (Incorporated by reference to Exhibit No. (d) of the Company’s Registration Statement on Form N-2 (Registration No. 333-132235)).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: May 9, 2006

T-EQUITY CAPITAL CORP.

By:	/S/ JONATHAN H. COHEN
Jonathan H. Cohen Chief Executive Officer